UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 205490

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 11, 2025 (April 8, 2025)
Date of Report (date of earliest event reported)

Backblaze, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41026	20-8893125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Baldwin Ave., San Mateo, California		94401
(Address of Principal Executive Offices)		(Zip Code)
(650) 352-3738
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BLZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 4.01.    Changes in Registrant’s Certifying Accountant.

(a)Dismissal of Independent Registered Public Accounting Firm.

On April 8, 2025, Backblaze, Inc. (the “Company”) notified BDO USA, P.C. (“BDO”) that it was dismissed as the Company’s independent registered public accounting firm, effective immediately. The decision to dismiss BDO was approved by the Company’s Audit Committee of the Board of Directors.

The audit reports of BDO for the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreement(s), if not resolved to BDO’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Company’s fiscal years ended December 31, 2024 and December 31, 2023, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for material weaknesses in the Company’s internal control over financial reporting, which were fully remediated as of December 31, 2024, related to: (i) our controls to allow sufficient and timely review of significant accounting transactions, account reconciliations and presentation of the statement of cash flows; (ii) our controls over certain equity transactions to allow management to timely identify errors related to the recording of those transactions; and (iii) our controls to allow sufficient and timely review of the key assumptions and mathematical accuracy of our going concern assessment. These reportable events were discussed between the Audit Committee and BDO, and the Company has authorized BDO to respond fully to the inquiries of the Company’s new independent registered public accounting firm concerning these reportable events. All of the material weaknesses were remediated as of December 31, 2024.
The Company provided BDO with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that BDO furnish the Company with a letter addressed to the SEC stating whether or not BDO agrees with the above statements. A copy of the letter from BDO addressed to the SEC dated April 11, 2025 is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b)Engagement of New Independent Registered Public Accounting Firm

On April 8, 2025, the Company’s Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025, effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, neither the Company, nor anyone acting on its behalf, consulted with Deloitte on (i) any matter regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of any disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter of BDO USA, P.C. to the Securities and Exchange Commission, dated April 11, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	4/11/2025	Backblaze, Inc.

		By:	/s/ Marc Suidan
Marc Suidan, Chief Financial Officer